Exhibit 4.7

EXECUTION VERSION

AMSURG CORP.

REGISTRATION RIGHTS AGREEMENT

Dated as of July 16, 2014

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered as of July 16, 2014, among AmSurg Corp., a Tennessee corporation (together with any other issuer of Registrable Securities, the “Company”) and each of the other signatories from time to time a party hereto, (each, a “Shareholder”).

RECITALS

WHEREAS, the Company, Arizona Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Arizona II Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent, Sunbeam GP Holdings LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 therein and solely in its capacity as the sole holder of membership interests in the General Partner (as defined therein), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders (as defined therein) have entered into a Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014 (as amended, restated, modified or supplemented in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, (i) the Company will acquire all of the membership interests of the General Partner (the “Purchase”) and (ii) the Partnership will merge with and into Sunbeam Primary (“Merger 1”), with Sunbeam Primary as the surviving corporation, and immediately thereafter Merger Sub will merge with and into Sunbeam Primary (“Merger 2” and together with Merger 1, the “Mergers”), with Sunbeam Primary surviving Merger 2 as a wholly owned subsidiary of the Company. In consideration of the Purchase and the Mergers, pursuant to the Merger Agreement, the Unitholders of the Partnership received, at the Closing, shares of Common Stock (as defined below) (the “Issued Common Stock”); and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company and the Issued Common Stock.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Agreement” means this Registration Rights Agreement as the same may be amended, restated, supplemented or modified from time to time.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”), as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) none of the Shareholders shall be considered Affiliates of any portfolio company in which the Shareholders or any of their investment fund Affiliates have made a debt or equity investment (or vice versa) and (ii) none of the Shareholders or any portfolio company in which any Shareholder or any of their investment fund Affiliates have made a debt or equity investment (other than the Company) shall be considered Affiliates of the Company, its Subsidiaries and its other controlled Affiliates (and vice versa).

(c) “Booster Period” means such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(c) and (f) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.

(d) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Nashville, Tennessee or San Francisco, California.

(e) “Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.

(f) “Claims” has the meaning assigned to such term in the Section 2.7(a).

(g) “Closing” has the meaning assigned to such term in the Merger Agreement.

(h) “Common Stock” means the Common Stock, no par value per share, of the Company (including the Issued Common Stock) and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

(i) “Company” has the meaning assigned to such term in the Recitals.

(j) “Company Indemnified Parties” has the meaning assigned to such term in the Section 2.7(a).

(k) “control” or “controlled by” have the meanings set forth in Rule 12b-2 of the Exchange Act.

(l) “Controlling Person” has the meaning assigned to such term in the Section 2.7(a).

(m) “Demand Notice” has the meaning assigned to such term in the Section 2.7(a).

(n) “Demand Party” has the meaning assigned to such term in the Section 2.7(a).

(o) “Demand Threshold” means, as of any specific date of measurement, the lesser of (i) a number of shares of Common Stock representing an anticipated aggregate offering price of $100,000,000, determined by dividing $100,000,000 by the average of the closing price of Common Stock on Nasdaq for the ten (10) trading days immediately preceding such date and (ii) the remaining Registrable Securities of the H&F Holders.

(p) “Dispute” has the meaning assigned to such term in the Section 2.7(a).

(q) “Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

(r) “Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “FINRA” means Financial Industry Regulatory Authority, Inc.

(u) “Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

(v) “Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

(w) “Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer, or any successor form thereto.

(x) “Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

(y) “Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

(z) “General Partner” has the meaning assigned to such term in the Recitals.

(aa) “Good Reason” has the meaning assigned to such term in Section 2.2(c).

(bb) “H&F Holder” means any Holder that is an Affiliate of, or managed or advised by an Affiliate of, Hellman & Friedman LLC.

(cc) “Holder” means any Shareholder that beneficially owns any Registrable Securities and any of their respective assignees pursuant to the terms hereof.

(dd) “incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

(ee) “Indemnified Parties” has the meaning assigned to such term in Section 2.7(a).

(ff) “Issued Common Stock” has the meaning assigned to such term in the Recitals.

(gg) “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

(hh) “Marketed Underwritten Offering” means an underwritten offering in respect of a registration statement filed by the Company pursuant to Section 2.2 or an Underwritten Take-Down that involves (i) one-on-one meetings or calls between investors and management of the Company or (ii) a customary roadshow or other marketing activity that requires the Company’s chief executive officer and/or chief financial officer to be out of the office for two (2) Business Days or more or group meetings or calls between investors and the Company’s chief executive officer and/or chief financial officer.

(ii) “Maximum Offering Size” has the meaning assigned to such term in the Section 2.2(e).

(jj) “Merger 1” has the meaning assigned to such term in the Recitals.

(kk) “Merger 2” has the meaning assigned to such term in the Recitals.

(ll) “Mergers” has the meaning assigned to such term in the Recitals.

(mm) “Nasdaq” means The NASDAQ Stock Market, or any successor thereto.

(nn) “Partnership” has the meaning assigned to such term in the Recitals.

(oo) “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(pp) “Piggyback Offering Notice” has the meaning assigned to such term in Section 2.2(e).

(qq) “Preferred Stock” means the shares of preferred stock, no par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

(rr) “Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

(ss) “Purchase” has the meaning assigned to such term in the Recitals.

(tt) “Registrable Securities” means (x) the Issued Common Stock and (y) any Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Issued Common Stock. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or 145 promulgated under the Securities Act (or any successor rule or other exemption from the registration requirements of the Securities Act), (iii) such securities shall have ceased to be outstanding or (iv) at any time after the Closing, the Holder thereof, together with its Affiliates, beneficially owns less than three percent (3%) of the issued and outstanding shares of Common Stock and all of the Registrable Securities beneficially owned by such Holder and its Affiliates can be sold without registration pursuant to Rule 144 in a single transaction without being subject to the volume or manner of sale limitations thereunder. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities or Common Stock shall include shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock.

(uu) “Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under this Agreement, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC and FINRA, (ii) all fees and expenses of complying with any securities or blue sky laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance and the reasonable fees and expenses of any special experts retained in connection with the requested registration, (vi) any reasonable fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability or similar insurance if the Company so desires or if the underwriters so require, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) one-half of the reasonable fees and disbursements of counsel for the Holders selected pursuant to Section 2.10 and (viii) all reasonable costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; provided, however, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights and obligations under this Agreement (other than as provided in clause (vii) above or Section 2.7), or for any Selling Expenses.

(vv) “Rule 144” means Rule 144 under the Securities Act (or any successor rule).

(ww) “SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

(xx) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(yy) “Seller” has the meaning assigned to such term in the Recitals.

(zz) “Seller Indemnified Parties” has the meaning assigned to such term in the Section 2.7(a).

(aaa) “Selling Expenses” means all underwriting fees, discounts and selling commissions (and similar fees or arrangements associated with) and transfer taxes allocable to the sale of the Registrable Securities.

(bbb) “Shareholder” has the meaning assigned to such term in the Recitals.

(ccc) “Shelf Registration” has the meaning assigned to such term in Section 2.2(a).

(ddd) “Shelf Registration Statement” means a registration statement of the Company filed with the SEC on Form S-3 or Form S-3ASR (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

(eee) “Shelf Take-Down” has the meaning assigned to such term in Section 2.2(b).

(fff) “Shelf Take-Down Threshold” means, as of any specific date of measurement, the lesser of (i) a number of shares of Common Stock representing an anticipated aggregate offering price of $50,000,000, determined by dividing $50,000,000 by the average of the closing price of Common Stock on Nasdaq for the ten (10) trading days immediately preceding such date and (ii) the remaining Registrable Securities of the H&F Holders.

(ggg) “Sunbeam Primary” has the meaning assigned to such term in the Recitals.

(hhh) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities Beneficially Owned by a Person.

(iii) “Underwritten Offering” means any Marketed Underwritten Offering, Underwritten Shelf Take-Down or other underwritten offering pursuant to Section 2.2.

(jjj) “Underwritten Shelf Take-Down” has the meaning assigned to such term in Section 2.2.

(kkk) “Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.

SECTION 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

SECTION 1.3. Interpretation The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the date of this Agreement. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. Piggyback Registrations.

(a) If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8 and other than demand registrations pursuant to Section 2.2) involving the offering of such Equity Securities at any time after the Closing, whether or not for its own account it will, at each such time, give prompt (and, in any event, at least seven (7) Business Days prior to the filing of a registration statement with respect thereto with the SEC) written notice (a “Piggyback Offering Notice”) to the Holders of its intention to do so, the form on which the Company expects to effect such registration (e.g., Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, whether the offering is to be underwritten and, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made. The Piggyback Offering

Notice and the contents thereof shall be kept confidential by each of the Holders and their respective Affiliates and representatives (except as requested or required by Law or any Governmental Authority with jurisdiction over such Holder, Affiliate or representative), and each such Holder shall be responsible for breaches of such confidentiality obligation by their respective Affiliates and representatives. The registration rights provided for in this Section 2.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 2.2.

(b) Form S-1. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within five (5) Business Days after the receipt of any such Piggyback Offering Notice, the Company will use its commercially reasonable efforts to, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(c) Form S-3; Form S-3ASR. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3 or Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within five (5) Business Days after the receipt of any such Piggyback Offering Notice, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(d) Priority in Piggyback Registrations; Right to Withdraw. If a registration pursuant to this Section 2.1 involves an Underwritten Offering and the managing underwriter advises the Company in writing that it believes in good faith that the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided, that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable). Any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such Holder’s Registrable Securities in connection with such registration; provided, however, such election must be made at least two (2) Business Days prior to the effective date of the registration statement. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

SECTION 2.2. Demand Registration.

(a) General. Subject to the provisions of this Section 2.2(a), upon the written request (a “Demand Notice”) from one or more H&F Holders requesting the Company file a registration statement and effect the registration under the Securities Act of a number of Registrable Securities equal to or exceeding the Demand Threshold (as determined at the time of such Demand Notice) (the “Demand Party”), including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and promptly, but in no event later than 30 days after the date of the Demand Notice, file and use its commercially reasonable efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act (provided that, to the extent the Company is a Well-Known Seasoned Issuer at the time of filing of a Shelf Registration, the Company shall make such Shelf Registration filing on Form S-3ASR), all to the extent necessary to permit the disposition of such Registrable Securities (in accordance with the intended methods of distribution as contemplated in the Demand Notice) that the Company has been so requested to register by the Demand Party under the Demand Notice and the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within five (5) Business Days after the giving of such written notice by the Company to the Holders.

(b) Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 2.2(b) with respect to Marketed Underwritten Offerings, such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If such initiating Holder is a Demand Party, a Shelf Take-Down shall be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as reasonably practicable. With respect to any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, the Company shall provide notice to the other Holders of such registration in accordance with the provisions of
Section 2.2(a) and the right to participate therein in accordance with this Section 2.2.

(c) Effective Registration Statement. The Company shall be deemed to have effected a demand registration if the registration statement pursuant to such registration is declared effective by the SEC and remains effective for the period required by Section 2.4(b). A registration requested pursuant to this Section 2.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the delivery of a postponement notice pursuant to Section 2.3(b)(iii) or (B) a material adverse change in the Company’s and its Subsidiaries’ business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Demand Party or the public after the delivery of a Demand Notice pursuant to this Section 2.2 (any of such clauses (A) through (B), “Good Reason”).

(d) Selection of Underwriters. The investment bankers, underwriters and managers for a registration or Shelf Take-Down shall be selected by the Demand Party; provided, however, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.

(e) Priority in Underwritten Offerings; Right to Abandon or Withdraw. If the managing underwriter advises the Company in writing that it believes in good faith that the number of Equity Securities (including Registrable Securities) to be included therein as contemplated by the Holders and the Company would be likely to exceed the Maximum Offering Size, then the Company shall include therein (i) first, 100% of the Registrable Securities requested to be included therein by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included therein (to the extent they are so entitled to request pursuant to this Section 2.2) up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included therein on the basis of the relative amount of Registrable Securities then held by each such Holder (provided that any such amount thereby allocated to any such Holder that exceeds such Holder’s request shall be reallocated among the remaining requesting Holder in a like manner to the extent practicable)) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, if the managing underwriter shall advise the Holders participating in a registration pursuant to this Section 2.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.2 cannot be sold in the manner requested, then, subject to Section 2.2(c) and Section 2.6, the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

SECTION 2.3. Exceptions to the Company’s Obligations.

(a) Notwithstanding anything in Section 2.1 to the contrary:

(i) if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii) in no event shall the Company have any obligation to effect the registration of any Registrable Securities pursuant to Section 2.1 after such time as the H&F Holders, in the aggregate, no longer beneficially own at least five percent (5.0%) of the issued and outstanding shares of Common Stock.

(b) Notwithstanding anything in Section 2.2 to the contrary:

(i) in no event shall the Company be required to effect (w) more than three (3) registrations pursuant to Section 2.2, (x) more than three (3) Marketed Underwritten Offerings (whether pursuant to Shelf Take-Downs or otherwise) pursuant to Section 2.2, (y) a Marketed Underwritten Offering of less than the Demand Threshold (as determined at the time of the Shelf Take-Down) or (z) a Shelf Take-Down (excluding a Marketed Underwritten Offering) of less than the Shelf Take-Down Threshold (as determined at the time of such Shelf Take-Down);

(ii) the Company shall not be obligated to (x) file a registration statement under Section 2.2(a) within a period of (A) 90 days after the effective date of any other registration statement for which the Holders exercised their rights pursuant Section 2.1 to include Registrable Securities or (B) 180 days after the effective date of any other registration statement which the Company filed or effected pursuant to Section 2.2(a) or (y) effect more than (A) three Underwritten Shelf Take-Downs (whether or not Marketed Underwritten Offerings) pursuant to Section 2.2 in any 360 day period or (B) one Underwritten Shelf Take-Down (whether or not a Marketed Underwritten Offering) pursuant to Section 2.2 in any 90 day period; and

(iii) (1) upon notice to the Holders, the Company may delay the filing (but not the preparation) with respect to any registration statement and/or suspend sales under a Shelf Registration Statement for up to 60 days (a “Suspension Period”) if the Board of Directors of the Company determines in good faith that the Company has a valid business purpose for such delay of filing or suspension that is in the best interests of the Company and its shareholders; and (2) upon notice to the Holders, the Company may delay the filing (but not the preparation) with respect to any registration statement and/or suspend sales under a Shelf Registration Statement for a period not to exceed 30 days prior to the Company’s good faith estimate of the launch date of, and 90 days after the pricing date of, a Company initiated registered offering of Equity Securities; provided that (A) with respect to the foregoing clause (2), (x) the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering throughout such period and (y) the Holders are afforded the opportunity to include Registrable Securities in such registered offering in accordance with Section 2.1 and (B) the right to delay the effectiveness of such registration statement and/or suspend sales under a Shelf Registration Statement pursuant to this Section 2.3(b)(iii) shall not be exercised by the Company more than three times in any twelve-month period and not more than 120 days in the aggregate in any twelve-month period. If the Company shall delay filing any registration statement pursuant to this Section 2.3(b)(iii) for more than ten (10) Business Days, the Demand Party may withdraw the demand therefor at any time after such ten (10) Business Days so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this Section 2.3, including Section 2.3(b)(i). The Holders and their respective Affiliates and representatives shall keep confidential any communications received by them from the Company regarding a delay in filing and/or a suspension of sales under a Shelf Registration Statement pursuant to this Section 2.3(b)(iii), except as requested or required by Law or any Governmental Authority with jurisdiction over such Holder, Affiliate or representative.

(c) Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary, if any registration involves an Underwritten Offering, all Holders requesting to participate in any registration in connection with an Underwritten Offering hereunder must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and must complete and execute all reasonable questionnaires, underwriting agreements, hold-back agreement letters and other documents customarily required under the terms of such underwriting arrangements; provided, however, that such Holder shall not be obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus, (ii) agree to provide indemnification that would exceed the indemnification contemplated by Section 2.7 of this Agreement or (iii) enter into any custody agreement or power of attorney.

SECTION 2.4. Registration Procedures If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.3, the Company will, as expeditiously as reasonably practicable:

(a) subject to the proviso set forth in Section 2.4(b), promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.2 to be filed and become effective as promptly as practicable;

(b) prepare and file with the SEC such pre- and post-effective amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus or any Issuer Free Writing Prospectus used in connection therewith and otherwise take all other actions as may be necessary to keep such registration statement effective for a period not in excess of (x) 90 days plus the number of days (if any) in which sales have been suspended thereunder pursuant to Section 2.3(b)(iii) or (y) such longer period as may be requested by the H&F Holders in the event of a Shelf Registration Statement, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.4(a) or this Section 2.4(b): (i) the Company will furnish to counsel selected pursuant to Section 2.10 copies of all documents proposed to be filed, and (ii) and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by counsel selected pursuant to Section 2.10, provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding a Holder;

(c) use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and reasonably cooperate with each seller to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d) promptly as practicable incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable registration statement such information as the managing underwriter or underwriters and the participating H&F Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(e) promptly as practicable furnish to each seller of such Registrable Securities such number of copies of such registration statement, and the related Prospectus and any Issuer Free Writing Prospectus and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(f) promptly as practicable notify each Holder of Registrable Securities covered by such registration statement and the managing underwriter or underwriters if the Company becomes aware that the registration statement, the Prospectus included in such registration statement (as then in effect) or any Issuer Free Writing Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and all applicable securities laws, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) (i) use commercially reasonable efforts to list such Registrable Securities on the Exchange on which the Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use commercially reasonable efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) in connection with a demand registration pursuant to Section 2.2, promptly as practicable enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.7, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) in connection with a demand registration pursuant to Section 2.2, promptly as practicable obtain a “cold comfort” letter or letters from the Company’s independent registered public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(k) promptly as practicable make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, reasonable and customary due diligence documentation during normal business hours on reasonable advance notice and cause the Company’s executive officers to supply all other information reasonably requested by any such seller or any such underwriter, including participating in customary due diligence meetings during normal business hours on reasonable advance notice, provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information;

(l) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(m) make such representations and warranties to the Holders including Registrable Securities in such registration and the underwriters or agents in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(n) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters to consummate the disposition of such Registrable Securities;

(o) promptly as practicable notify counsel (selected pursuant to Section 2.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective (other than in the case of a registration pursuant to Form S-3ASR), or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 2.1 or Section 2.2;

(p) use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.4(o) at the earliest practicable time;

(q) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(r) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent or such Holders may reasonably request;

(s) in connection with a demand registration pursuant to Section 2.2, promptly as practicable obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities that is reasonably satisfactory to the Holders of Registrable Securities and the underwriter, and their respective counsel;

(t) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(u) in connection with any Marketed Underwritten Offering, use reasonable best efforts to cause the chief executive officer and chief financial officer of the Company to be available to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice, provided that the aggregate number of days of “road show” presentations and/or investor conference calls in connection with such Marketed Underwritten Offering shall not exceed five (5) Business Days.

SECTION 2.5. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

SECTION 2.6. Expenses. Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the Holders in proportion to the number of Registrable Securities for which registration was requested. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Demand Party unless (a) the withdrawal is based upon Good Reason or (b) the Demand Party agrees to forfeit the right to one requested registration pursuant to Section 2.2.

SECTION 2.7. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members, managers or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Issuer Free Writing Prospectus (including any related Registration Statement) incident to any such registration, qualification, compliance or sale effected pursuant to Section 2.4, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating or defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission by such Holder or underwriter but only to the extent, that such untrue statement or omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b) Indemnification by the Holders. Each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, severally and not jointly, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers, members, managers, general and limited partners and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in the case of the foregoing), to the extent, but only to the extent that such untrue statement or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the aggregate liability of each selling Holder of Registrable Securities hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such selling Holder from the sale of Registrable Securities covered by such registration statement giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement pursuant to Section 2.1 shall be limited to the obligations contained in this Section 2.7.

(c) Notification of Claims. Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.7 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.7, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.7, except to the extent that the indemnifying party is actively prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of an unconditional release to such Indemnified Party from all liability in respect of such action or proceeding, (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(d) Contribution. (i) If the indemnification provided for in this Section 2.7 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.7(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.7(d)(i); provided, however that in any case, no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The obligations of the parties under this Section 2.7 shall be in addition to any liability which any party may otherwise have to any other party.

(f) Survival. The indemnities provided in this Section 2.7 shall survive the Transfer of any Registrable Securities by such Holder.

SECTION 2.8. Cooperation of Holders. The Company shall have no obligation to include Registrable Securities of a Holder if such Holder has failed to timely furnish such information that, in the opinion of counsel to the Company, is reasonably required for such registration statement or prospectus supplement, as applicable, to comply with the Securities Act, in each case reasonably promptly after a request in writing therefor by the Company.

SECTION 2.9. Market Standoff Agreement. In connection with any Underwritten Offering, each Holder who holds Registrable Securities and was offered the opportunity to include Registrable Securities in such Underwritten Offering pursuant to Section 2.1 will agree upon the request of the managing underwriters with respect to such Underwritten Offering not to effect any public sale, transfer, short sale, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a public sale, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14 day period prior to, and for the period required by the managing underwriters, not to exceed 90 days (plus any Booster Period) after, the effective date of the registration statement for such Underwritten offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities to be included in such Underwritten Offering; provided that all of the Company’s executive officers and all of the members of the Company’s Board of Directors are restricted in the same manner and for the same duration.

SECTION 2.10. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 2.1 and Section 2.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 2.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the Holders own any Registrable Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as any Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.

SECTION 2.12. No Inconsistent Agreements; No Free Writing Prospectuses. The Company represents, warrants and covenants that it is not a party to, and will not enter into, any Contract which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article II. From and after the date of this Agreement, the Company shall not, without the prior written consent of the H&F Holders holding a majority of the Registrable Securities held by all of the H&F Holders, enter into any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders by this Agreement, including by allowing any holder or prospective holder of any Securities of the Company (a) to include any Securities in any registration filed under Section 2.1 and/or Section 2.2, hereof, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of such Securities will not diminish the amount of Registrable Securities that are included in such registration or (b) to require the Company to effect a registration pursuant to demand registration rights.

SECTION 2.13. Termination of Registration Rights. The rights of any Holder under this Article II shall terminate (other than Section 2.6, Section 2.7 and Section 2.13) at such time as such Holder ceases to hold any Registrable Securities.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Expenses. Except as otherwise provided herein (and except as provided in the Merger Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 3.2. Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto; provided, however, that in the event that any transferee acquires any Registrable Securities from a Holder, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be treated as an “Holder” for all purposes under this Agreement and shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of, this Agreement.

SECTION 3.3. No Third Party Beneficiaries. Except as specifically provided in Section 2.7 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

SECTION 3.4. Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 3.5. Severability In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.6. Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by the H&F Holders holding a majority of the Registrable Securities held by all of the H&F Holders. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

SECTION 3.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party regarding any breach, default or noncompliance under this Agreement or any waiver on the other party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.8. Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to a Holder shall be delivered to the address of such Holder set forth on the signature page of such Holder hereto (or such other address as such Holder may designate by like notice to the Company hereunder). All notices to the Company shall be delivered to:

AmSurg Corp.

20 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

Attention: Chief Financial Officer

Facsimile: (615) 234-1426

Email: cgulmi@amsurg.com

with a copy to (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attn: J. James Jenkins, Jr.

Facsimile: (615) 742-2736

SECTION 3.9. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed in all respects by the laws of the State of Delaware. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the District of Delaware or any Court of Chancery of the State of Delaware, so long as one of such courts shall have subject matter jurisdiction over such Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.10. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 3.11. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

SECTION 3.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Registration Rights Agreement]

SHAREHOLDER:

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

Address: One Maritime Plaza, 12th Floor San Francisco, CA 94111

[Signature Page to Registration Rights Agreement]

SHAREHOLDER:

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI (PARALLEL), L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

Address: One Maritime Plaza, 12th Floor San Francisco, CA 94111

[Signature Page to Registration Rights Agreement]

SHAREHOLDER:

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

Address: One Maritime Plaza, 12th Floor San Francisco, CA 94111

[Signature Page to Registration Rights Agreement]

SHAREHOLDER:

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

Address: One Maritime Plaza, 12th Floor San Francisco, CA 94111

[Signature Page to Registration Rights Agreement]

SHAREHOLDER:

SUNBEAM GP HOLDINGS LLC

By: Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

Address: One Maritime Plaza, 12th Floor San Francisco, CA 94111

[Signature Page to Registration Rights Agreement]